                                                                 Exhibit 10.6(a)



                               CREDIT AGREEMENT

                             $6,000,000 TERM LOAN



                                     AMONG



                              INDIAN OIL COMPANY
                                  AS BORROWER



                              CIBOLA CORPORATION
                                 AS GUARANTOR



                                      AND



                                 MIDFIRST BANK
                                   AS LENDER




                                March 31, 1999

                               TABLE OF CONTENTS
                               -----------------

Section        Heading                                                                 Page
-------        -------                                                                 ----
SECTION 1.     DEFINITIONS  ...........................................................   1

               1.1   Certain Defined Terms.............................................   1
               1.2   Accounting Terms and Determinations...............................   8
               1.3   Other Definitional Provisions.....................................   8
               1.4   Calculations and Determinations...................................   9

SECTION 2.     AMOUNT AND TERMS OF LOANS; NOTES........................................   9

               2.1   Loan..............................................................   9
               2.2   Interest; Payments of Principal and Interest.......................  9
               2.3   Fee...............................................................   9
               2.4   Optional Prepayments..............................................   9
               2.5   Manner and Time of Payments.......................................   9
               2.6   Capital Adequacy..................................................  10
               2.7   Maximum Lawful Interest Rate......................................  10

SECTION 3      CONDITIONS PRECEDENT....................................................  11

               3.1   Deliveries........................................................  11
               3.2   Commitment Fee....................................................  13
               3.3   Other Loan........................................................  13
               3.4   Representations and Warranties....................................  13
               3.5   No Default........................................................  13
               3.6   Performance.......................................................  13

SECTION 4      BORROWER'S AND GUARANTOR'S REPRESENTATIONS AND WARRANTIES...............  13

               4.1   Organization, Powers and Qualification............................  13
               4.2   Subsidiaries......................................................  13
               4.3   Authorization of Borrowing; Binding Obligation....................  14
               4.4   No Conflict.......................................................  14
               4.5   Governmental Consents.............................................  14
               4.6   Financial Statements..............................................  14
               4.7   Title to Properties; Liens........................................  15
               4.8   Litigation........................................................  15
               4.9   Adverse Facts.....................................................  15
               4.10  Payment of Taxes..................................................  15
               4.11  Governmental Regulation...........................................  15
               4.12  Environmental Regulations.........................................  16
               4.13  Use of Proceeds; Margin Stock.....................................  16
               4.14  ERISA.............................................................  16
               4.15  Licenses; Reports; Etc............................................  16
               4.16  Casualties........................................................  16
               4.17  Solvency..........................................................  16
               4.18  Disclosure........................................................  17
               4.19  No Default........................................................  17

SECTION 5      AFFIRMATIVE COVENANTS...................................................  17

               5.1   Payment and Performance...........................................  17
               5.2   Financial Statements and Other Reports............................  17
               5.3   Corporate Existence, Capital Stock, Etc...........................  18
               5.4   Payment of Trade Debt, Taxes, Etc.................................  19
               5.5   Maintenance of Properties; Insurance..............................  19
               5.6   Inspection........................................................  19
               5.7   Compliance With Laws, Etc.........................................  19
               5.8   Other Loan........................................................  20
               5.9   Brokerage Account Value...........................................  20
               5.10  Deposits to Brokerage Accounts....................................  20

SECTION 6      NEGATIVE COVENANTS......................................................  20

               6.1   Limitation on Debt................................................  20
               6.2   Limitation on Liens...............................................  21
               6.3   Dividends.........................................................  21
               6.4   Limitation on Investments.........................................  21
               6.5   Limitation on Debt of Others......................................  21
               6.6   Affiliate Transactions............................................  21
               6.7   Limitation on Sale of Properties..................................  21
               6.8   Fiscal Year and Accounting Method.................................  21
               6.9   Liquidation, Mergers and Consolidations...........................  21
               6.10  Other Loan Documents..............................................  22

SECTION 7      EVENTS OF DEFAULT; REMEDIES.............................................  22

               7.1   Events of Default.................................................  22
               7.2   Remedies Upon Event of Default....................................  24
               7.3   Application of Proceeds...........................................  25

SECTION 8      MISCELLANEOUS...........................................................  25

               8.1   Amendments........................................................  25
               8.2   Expenses..........................................................  25
               8.3   Indemnity.........................................................  26
               8.4   Entire Agreement..................................................  27
               8.5   Independence of Covenants.........................................  27
               8.6   Set-Off...........................................................  27
               8.7   Notices...........................................................  28
               8.8   Survival of Warranties and Agreements.............................  28
               8.9   Failure or Indulgence Not Waiver; Remedies Cumulative.............  28
               8.10  Severability......................................................  28
               8.11  Headings..........................................................  28
               8.12  Applicable Law....................................................  28
               8.13  Submission to Jurisdiction; Venue; Waiver of Jury Trial...........  29

               8.14  Successors and Assigns; Transferees of Note.......................  29
               8.15  Counterparts; Effectiveness.......................................  29
               8.16  Restatement of Existing Credit Agreement..........................  29


SIGNATURE PAGES


EXHIBITS

               1.1(a) Guaranty

               1.1(b) Individual Pledge Agreement

               1.1(c) Pledgor Guaranty

               1.1(d) Account Pledge Agreement

               1.1(e) Form of Control Agreement

               2.1    Form of Note

               5.2(a) Form of Compliance Certificate


SCHEDULES

               4.2  Subsidiaries

               4.8  Litigation

                               CREDIT AGREEMENT
                               ----------------


          THIS CREDIT AGREEMENT is dated as of March 31, 1999, and entered into by and among INDIAN OIL COMPANY, an Oklahoma corporation ("Borrower"), CIBOLA CORPORATION, a Wyoming corporation ("Guarantor") and MIDFIRST BANK ("Lender") with respect to the following facts:

          A. Borrower and Guarantor have requested that Lender make financing available to Borrower for the purpose of refinancing a portion of the cost of acquiring a package of oil and gas properties from Sonat Exploration Company having a total purchase price of $31,707,067.

          B. Each of Borrower and Guarantor expects to derive benefit, directly or indirectly, from such financing.

          C. Lender is currently extending credit to Borrower pursuant to the Existing Credit Agreement (as defined in Section 8.16) and is prepared to
                                         -------------
extend the credit requested on the terms and conditions of this Agreement.

          D. The parties desire to amend and restate in its entirety the Existing Credit Agreement.

          Accordingly, the parties agree as follows:

SECTION 1.  DEFINITIONS

          1.1  Certain Defined Terms.  The following terms used in this
               ---------------------
Agreement shall have the following meanings:

          "Account Pledge Agreement" means that certain Pledge and Security
           ------------------------
Agreement previously executed by Guarantor and the other Persons named therein (the "Account Pledgor") in favor of Lender granting to Lender a security interest in the brokerage accounts, investment property and other property described therein (the "Brokerage Accounts"), a copy of which is attached hereto as Exhibit 1.1(d).
   --------------

          "Affiliate" means, with respect to any Person, any other Person
           ---------
directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or indirect common control with, that Person, and any other Person in which such Person's direct or indirect equity interest is 5% or more of the total outstanding equity interests of such Person.

          "Agreement" means this Credit Agreement dated as of the date first
           ---------
above written, as it may be amended from time to time.

          "Authorized Officer" means, with respect to any act to be performed or
           ------------------
duty to be discharged by or on behalf of any

Person who is not an individual, any officer, agent or representative thereof who is at the time in question authorized to perform such act or discharge such duty on behalf of such Person.

          "Base Rate" means the per annum rate of interest identified as the
           ---------
prime rate in the "Money Rates" section of The Wall Street Journal. If more than one prime rate is published in the "Money Rates" section of The Wall Street Journal, the Base Rate shall be the highest rate. If such prime rate changes after the date hereof, the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such prime rate. If The Wall Street Journal ceases publishing a prime rate or materially changes the criteria therefor, as reasonably determined by Lender, "Base Rate" shall mean the rate of interest from time to time publicly announced by Chase Manhattan Bank, or its successor, as its prime rate.

          "Business Day" means a day on which commercial banks are open for
           ------------
business with the public in Oklahoma City, Oklahoma.

          "Capital Lease", as applied to any Person, means any lease of any
           -------------
property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligation" means any rental obligation which,
           ----------------------------
under GAAP, would be required to be capitalized on the books of Borrower and its Subsidiaries, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "Cash Flow" means an amount equal to (i) Net Income plus (ii)
           ---------
Depreciation and interest expense deducted in determining Net Income minus (iii) Dividends, each for the applicable period.

          "Closing Date" means March __, 1999, or such other date as mutually
           ------------
agreed to by the parties.

          "Contractual Obligation", as applied to any Person, means any
           ----------------------
provision of any securities issued by that Person or of any material indenture, mortgage, deed of trust, contract, lease, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Control Agreements" means those certain Account Control Agreements to
           ------------------
be executed by the Account Pledgor and the Brokers named therein ("Brokers") in connection with perfecting the security interests created by the Account Pledge Agreement in the form of
Exhibit 1.1(e).
--------------

          "Controlled Group" means (i) the controlled group of corporations as
           ----------------
defined in Section 1563 of the Internal Revenue Code, or (ii) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code, of which Borrowers are a part or may become a part.

          "Coral Agreement" means the Agreement and Plan of Merger dated
           ---------------
February 15, 1999, as amended, among Coral Reserves, Inc., Coral Reserves Energy Corp., Coral Reserves Group, Ltd. and Borrower.

          "Current Assets" means current assets of Borrower and its
           --------------
Subsidiaries, on a combined basis, determined in accordance with GAAP.

          "Current Liabilities" means current liabilities of Borrower and its
           -------------------
Subsidiaries, on a combined basis, determined in accordance with GAAP.

          "Current Maturities" means the current portion payable by Borrower and
           ------------------
its Subsidiaries, on a combined basis, of (i) principal payments on all Funded Debt, and (ii) the principal portion of lease payments on all Capital Leases.

          "Debt" of any Person means at any date, (a) all indebtedness for
           ----
borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (excluding accounts payable in the ordinary course of business outstanding less than 60 days from the date of invoice and payments or benefits in the nature of compensation for services of employees), (b) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property,
(c) all Capitalized Lease Obligations, (d) all guaranties or other contingent liabilities of any kind (including letter of credit repayment obligations) and
(e) all indebtedness, to the extent it would constitute a liability on a consolidated balance sheet of the Person prepared in accordance with GAAP.

          "Default" means any of the events specified in Section 7.1, regardless
           -------                                       -----------
of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

          "Depreciation" means depreciation, depletion and amortization expenses
           ------------
and other non-cash charges as determined in accordance with GAAP.

          "Dividends", in respect of any corporation, means (i) cash
           ---------
distributions or any other distributions on, or in respect of, any class of capital stock of a corporation, and (ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

          "Environmental Laws" means federal, state or local laws, rules or
           ------------------
regulations, and any judicial, arbitral or administrative interpretations thereof, including any judicial, arbitral or administrative order, judgment, permit, approval, decision or determination pertaining to health, safety or the environment in effect at the time in question, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"),
                                                                       ------
the Federal Water Pollution Control Act, the Occupational Safety and Health Act, as amended, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, the Superfund Amendment and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, comparable state and local laws, and other environmental conservation and protection laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, together with all regulations issued pursuant thereto.

          "Event of Default" means the conditions and events specified in
           ----------------
Section 7.1.
-----------

          "Financial Statements" means each of Borrower's and Guarantor's
           --------------------
balance sheet, income statement and stockholders' equity statement and statement of cash flows.

          "Financing Statements" means those certain financing statements
           --------------------
executed by Borrower, Guarantor and Pledgors, as debtors, in favor of Lender, as secured party.

          "Funded Debt" means any loan or other obligation of Borrower and its
           -----------
Subsidiaries (including indebtedness and obligations of others, with respect to which Borrower or any Subsidiary has become liable by way of a guaranty) maturing within a period in excess of one year from the date of determination, excluding Capitalized Lease Obligations, operating leases, Debt arising out of this Agreement.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstance as of the date of determination.

          "Guaranty" means the Guaranty Agreement executed by the Guarantor, a
           --------
copy of which is attached hereto as Exhibit 1.1(a).
                                    --------------

          "Hazards" means any hazardous substances, solid wastes, asbestos,
           -------
petroleum products or other substances known or suspected to pose a threat to health or the environment.

          "Individual Pledge Agreement" means that certain Pledge and Security
           ---------------------------
Agreement executed by Richard R. Dunning, Larry D. Hartzog, Michael C. Black and the other Persons named therein ("Pledgors") in favor of Lender granting to Lender a security interest in the stock, option to purchase and other property as therein described, a copy of which is attached hereto as Exhibit 1.1(b).
                                                            --------------

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended to the date hereof and from time to time hereafter.

          "Investment" means, as applied to any Person, any direct or indirect
           ----------
purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP.

          "Late Payment Rate" means three percent (3.0%) per annum plus the Base
           -----------------
Rate then in effect.

          "Licenses" means all licenses, permits, orders, authorizations and
           --------
approvals of any federal, state or local regulatory authority and all contracts, authorizations, licenses and approvals of any third parties which are necessary or useful in the conduct of the business of Borrower and Guarantor, as now conducted or as may be conducted in the future.

          "Lien" means any lien, mortgage, pledge, security interest, charge or
           ----
encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Loan Documents" means this Agreement, the Note, the Guaranty, the
           --------------
Individual Pledge Agreement, the Pledgor Guaranty, the Account Pledge Agreement, the Control Agreements, the Financing Statements, and all other agreements, certificates, legal opinions and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith (exclusive of commitment letters, term sheets, and similar documents used in the negotiation hereof).

          "Loan" has the meaning specified in Section 2.1.
           ----                               -----------

          "Margin Stock" has the meaning assigned to that term in Regulation U
           ------------
of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means, relative to any occurrence of
           -----------------------
whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) a material adverse effect on the financial condition, business or operations of Borrower or Guarantor or (b) any material impairment upon the collective ability of Borrower or Guarantor to perform its payment or other obligations hereunder or under the Note and other Loan Documents or the right of Lender to enforce any of such obligations or any of its remedies under the Loan Documents.

          "Maturity Date" means March 1, 2000.
           -------------

          "Net Income" means net profit or loss after taxes of Borrower and its
           ----------
Subsidiaries, on a combined basis, determined in accordance with GAAP, minus any gain from the non-cash write-ups of assets or any other extraordinary gains (to the extent that such items are included in the determination of net income).

          "Net Worth" means, with respect to Borrower and its Subsidiaries, on a
           ---------
combined basis, the sum of stockholders' or partners' equity, as shown on a balance sheet, and "Tangible Net Worth" means Net Worth minus the sum of (i) any
                    ------------------
surplus resulting from any write-up of assets, (ii) goodwill, (iii) treasury stock, (iv) patents, trademarks, service marks, trade names, and copyrights, plus (v) other intangible assets.

          "Note" has the meaning specified in Section 2.1.
           ----                               -----------

          "Obligations" means all obligations of every nature of Guarantor or
           -----------
Borrower from time to time owed to Lender under the Loan Documents.

          "Other Loan" means the loan to Borrower from Bank One, Oklahoma, N.A.
           ----------
in the principal amount of $20,000,000, with an initial availability of $20,000,000, to be secured by the oil and gas properties of Borrower (the "Mortgaged Properties").

          "Other Loan Documents" means the Loan Agreement, Promissory Note,
           --------------------
Mortgages and all other documents executed by Borrower, Guarantor and any other Person in connection with the Other Loan.

          "PBGC" means the Pension Benefit Guaranty Corporation, and any
           ----
successor to all or any of its functions under ERISA.

          "Permitted Liens" means: (i) pledges or deposits made to secure
           ---------------
payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (ii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Debt whose payment is not yet due, (iii) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided, (iv) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use, (v) Liens created pursuant to this Agreement or any other Loan Document in favor of Lender, or
(vi) Liens on the oil and gas properties of Borrower which are permitted by the Other Loan Documents.

          "Person" means and includes natural persons, corporations, limited
           ------
partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, estates, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Plan" means an employee benefit plan or other plan maintained by
           ----
either Borrower for employees of such Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

          "Pledgor Guaranty" means the Guaranty executed by the Pledgors, a copy
           ----------------
of which is attached hereto as Exhibit 1.1(c).
                               --------------

          "Production Payment" means that certain production payment granted by
           ------------------
Borrower to Coral Reserves, Inc. and Coral Reserves Energy Corp. dated February 15, 1999.

          "Regulation D" means Regulation D of the Board of Governors of the
           ------------
Federal Reserve System as in effect from time to time.

          "Regulation U" means Regulation U of the Board of Governors of the
           ------------
Federal Reserve System, as in effect from time to time.

          "Regulation X" means Regulation X of the Board of Governors of the
           ------------
Federal Reserve System, as in effect from time to time.

          "Reportable Event" has the meaning specified in Title IV of ERISA.
           ----------------

          "Short Term Debt" means any loan or other obligation for borrowed
           ---------------
money of Borrower (including indebtedness and obligations of others with respect to which Borrower or its Subsidiary has become liable by way of a Guaranty) maturing within one year of the date of determination (including without limitation outstanding balances under revolving credit facilities and committed lines of credit, current maturities of Funded Debt and current maturities of Capitalized Lease Obligations).

          "Subsidiary" means, as to any Person, (a) any corporation a sufficient
           ----------
quantity of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has a greater than 10% equity interest at the time.

          "Tangible Assets" means the tangible assets of Borrower and its
           ---------------
Subsidiaries, on a combined basis, determined in accordance with GAAP.

          "Total Liabilities" means at any time all obligations of Borrower and
           -----------------
its Subsidiaries, determined on a combined basis, which in accordance with GAAP should be classified as liabilities on a combined balance sheet prepared in accordance with GAAP, and which in any event shall include (without duplication): (i) all debt, obligations and liabilities guaranteed (directly or indirectly), and all debt, obligations and liabilities secured by any Lien upon any property owned by Borrower or any Subsidiary, even though it has not assumed or become liable for the payment of the same; and (ii) Capital Leases.

          1.2  Accounting Terms and Determinations.  Unless otherwise specified
               -----------------------------------
herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower delivered to Lender.

          1.3  Other Definitional Provisions.  References to "Sections" and
               -----------------------------
"subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

          1.4  Calculations and Determinations.  All calculations under the Loan
               -------------------------------
Documents of interest and fees shall be on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by Lender of amounts to be paid under Section 2.7 or any other
                                                    -----------
matters which are to be determined hereunder by Lender (such as any Base Rate or Business Day) shall, in the absence of error, be conclusive and binding.

SECTION 2.   AMOUNT AND TERMS OF LOANS; NOTES

          2.1  Loan.  Subject to the terms and conditions hereof, Lender agrees
               ----
to make a term loan to Borrower in the amount of $6,000,000 (the "Loan"). The obligation of Borrower to repay the Loan shall be evidenced by a promissory note (herein called the "Note") made by Borrower payable to the order of Lender in the form of Exhibit 2.1.
            -----------

          2.2  Interest; Payments of Principal and Interest.  The Loan
               --------------------------------------------
(exclusive of any past due principal or interest) shall bear interest on each day at the Base Rate in effect on such day. All past due principal and interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable immediately as it accrues. Accrued interest on the Loan shall be payable on March 31, 1999 and thereafter monthly on the last day of each month until the Maturity Date, at which time all remaining accrued but unpaid interest and all principal shall be due and payable.

          2.3  Fee.  In consideration of Lender's commitment to make the Loan,
               ---
Borrower will pay to Lender a commitment fee in the amount of $15,000 on the Closing Date.

          2.4  Optional Prepayments.  Borrower may, upon concurrent notice to
               --------------------
Lender, from time to time and without premium or penalty, prepay the Loan, in whole or in part, so long as all partial prepayments of principal concurrently paid on the Loan are in increments of $100,000. Any prepayment of the Loan shall be applied first to the payment of accrued and unpaid interest and then to the outstanding principal of the Loan. Any prepayments on the Loan shall not be readvanced.

          2.5  Manner and Time of Payments.  Borrower will make each payment
               ---------------------------
which it owes under the Loan Documents to Lender without defense, set off or counterclaim not later than 11:00 a.m. Oklahoma City time, on the date such payment becomes due and payable, in lawful money of the United States of America and in immediately available funds. If any money of Borrower is on deposit with Lender on the date such payment is due, Borrower hereby instructs Lender, and Lender hereby agrees, as long as no Default or Event of Default has occurred and is continuing, to apply such money, to the extent of the amount owed, to the payment which is due, and to advise Borrower via fax of the amount so applied. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at Lender's offices at 501 West I-44 Service Road, Oklahoma City, Oklahoma 73118.

          2.6  Capital Adequacy.  Borrower covenants and agrees that, subject to
               ----------------
Section 2.7, if at any time after the date hereof, and from time to time, Lender
-----------
determines that the adoption or modification of any applicable law, rule or regulation regarding taxation, increases Lender's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation, administration or compliance of Lender with any of such requirements, has or would have the effect of (a) increasing Lender's costs relating to the Loan, or (b) reducing the yield or rate of return of Lender on the Loan, to a level below that which such Lender could have achieved but for the adoption or modification of any such requirements, then Borrower shall, within 15 days of any request by Lender, pay to Lender such additional amounts as (in Lender's sole judgment, after reasonable computation) will compensate Lender for such increase in costs or reduction in yield or rate of return. No failure by Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Lender's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate so to require Borrower to pay any interest, fees, costs or charges not permitted by

Section 2.7.
-----------

          2.7  Maximum Lawful Interest Rate.  It is not the intention of Lender
               ----------------------------
or Borrower to violate the laws of any applicable jurisdiction relating to usury or other restrictions on the maximum lawful interest rate. The Loan Documents and all other agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no event shall the interest paid or agreed to be paid to Lender for the use, forbearance or detention of money loaned, or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or of any other Loan Document, at the time the performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If from any such circumstances Lender shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, such excessive interest shall be applied to the reduction of the principal amount owing hereunder, and not to the payment of interest, or if such excessive interest exceeds any unpaid balance of principal, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, pro rated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate of interest on account of such indebtedness is uniform throughout the term hereof. This paragraph shall control every other provision of the Loan Documents and all other agreements among Lender and Borrower contemplated thereby.

SECTION 3.   CONDITIONS PRECEDENT

          The obligation of Lender to make the Loan is subject to the satisfaction of all of the following conditions:

          3.1  Deliveries.  Receipt by Lender, on or before the Closing Date, of
               ----------
the following, each in form and substance satisfactory to Lender:

               (a) certified copies of the Certificate or Articles of Incorporation (as amended), together with a good standing certificate from the Secretary of State of the state of formation of each of Borrower and Guarantor, each to be dated as of a recent date prior to the Closing Date.

               (b) certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation of Borrower and Guarantor in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification.

               (c) this Agreement executed by Borrower and Guarantor.

               (d) the Note, executed by Borrower and payable to the order of Lender.

               (e) the Individual Pledge Agreement and Financing Statements executed by Pledgors.

               (f) the stock certificates covered by the Pledge Agreements, together with Assignments Separate from Certificate covering such stock certificates executed by Pledgors.

               (g) the Guaranty executed by Guarantor.

               (h) the Pledgor Guaranty executed by Pledgors.

               (i) the Account Pledge Agreement executed by Guarantor and the other Persons party thereto.

               (j) the Control Agreements executed by the parties thereto.

               (k) an Intercreditor Agreement with Bank One Oklahoma, in form and substance satisfactory to Lender.

               (l) a Subordination Agreement executed by Pledgors subordinating the Debt of Borrower to Pledgors to the Loan hereunder, in form and substance satisfactory to Lender.

               (m) an Intercreditor Agreement with respect to the Production Payment, in form and substance satisfactory to Lender.

               (n) certificates of an officer and of the secretary or an assistant secretary of Borrower and of Guarantor, certifying, inter alia (i) true and complete copies of each of the articles or certificate of incorporation, as amended and in effect of Borrower and of Guarantor, the bylaws, as amended and in effect, of Borrower and of Guarantor and the resolutions adopted by the Board of Directors of Borrower and Guarantor (A) authorizing the execution, delivery and performance by Borrower and Guarantor of this Agreement and the other Loan Documents to which each of Borrower and Guarantor is or will be a party and the Loan to be made hereunder, (B) approving the forms of the Loan Documents to which each of Borrower and Guarantor is or will be a party and which will be delivered at or prior to the closing date and (C) authorizing officers of Borrower and Guarantor to execute and deliver the Loan Documents to which each of Borrower and Guarantor is or will be a party and any related documents, including any agreement contemplated by this Agreement, and (ii) the incumbency and specimen signatures of the officers of Borrower and Guarantor executing any documents on its behalf.

               (o) a certificate from an Authorized Officer of Borrower and Guarantor certifying (i) that no Default or Event of Default has occurred and is continuing and (ii) that Borrower and Guarantor are in compliance with all covenants contained in Sections 5 and 6 hereof.
                       ----------------

               (p) a favorable, signed opinion addressed to Lender from counsel to Borrower and Guarantor, in form and substance satisfactory to Lender and its counsel.

               (q) the payment to Lender of all reasonable fees and expenses (including the reasonable fees and disbursements of McAfee & Taft) agreed upon by such parties to be paid on the Closing Date.

               (r) Federal Reserve Forms U-1 executed by Borrower.

          3.2  Commitment Fee.  The commitment fee required by Section 2.3
               --------------                                  -----------
hereof shall have been paid to Lender.

          3.3  Other Loan.  The Other Loan shall have closed and all conditions
               ----------
to funding thereunder shall have been satisfied.

          3.4  Representations and Warranties.  The representations and
               ------------------------------
warranties contained herein and in each of the Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date.

          3.5  No Default.  No Default or Event of Default shall exist and be
               ----------
continuing.

          3.6  Performance.  Borrower and Guarantor shall have performed in all
               -----------
material respects all agreements and satisfied all conditions which this Agreement provides shall be performed by them on or before the Closing Date.

The acceptance of the benefits of the Loan shall constitute a representation and warranty by Borrower and Guarantor to Lender that all of the conditions specified in this Section above shall have been satisfied or waived as of that time.

SECTION 4.  BORROWER'S AND GUARANTOR'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lender to enter into this Agreement and to make the Loan, Borrower and Guarantor represent and warrant to Lender that the statements in this Section 4 are true, correct and complete:

          4.1  Organization, Powers and Qualification.  Each of Borrower and
               --------------------------------------
Guarantor is a corporation validly existing and in good standing under the laws of the state of its organization, has all requisite power and authority to own and operate its properties, to carry on its business as now conducted, to enter into this Agreement, to issue the Note and the Guaranty, to carry out the transactions contemplated hereby and thereby and is duly qualified, licensed and in good standing as a foreign corporation in all jurisdictions in which its properties or business make such qualification necessary.

          4.2  Subsidiaries.  Schedule 4.2 hereto lists all Subsidiaries of
               ------------   ------------
Borrower, the nature and amount of interest owned therein and the jurisdictions in which each is qualified to do business. There are no options or warrants or other agreements or rights which require any of such Subsidiaries to issue any additional capital stock or entitle any Person to acquire any capital stock or other interest of any such Subsidiary.

          4.3  Authorization of Borrowing; Binding Obligation.  The execution,
               ----------------------------------------------
delivery and performance of this Agreement, the issuance, delivery and payment of the Note and the Guaranty and the execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action by Borrower and Guarantor. This Agreement and the Note, the Guaranty and the other Loan Documents executed by Borrower and Guarantor are the legally valid and binding obligations of each of Borrower and Guarantor, enforceable against each in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

          4.4  No Conflict.  The execution, delivery and performance by Borrower
               -----------
and Guarantor of this Agreement, the issuance, delivery and payment of the Note and the Guaranty and the execution, delivery and performance of the Loan Documents do not and will not (i) violate any provision of law applicable to Borrower or Guarantor, the Certificate of Incorporation or Bylaws of Borrower or Guarantor, or any order, judgment or decree of any court or other agency of government binding on Borrower or Guarantor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or Guarantor, (iii) result in or require the creation or imposition of any Lien upon any of their properties or assets, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or Guarantor other than approvals or consents which have been obtained and disclosed in writing to Lender.

          4.5  Governmental Consents.  The execution, delivery and performance
               ---------------------
by each of Borrower and Guarantor of this Agreement and the issuance, delivery and payment of the Note and the Guaranty do not and will not require any registration with, authorization, license, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body.

          4.6  Financial Statements.  Borrower has furnished to Lender the
               --------------------
unaudited balance sheet, income statement and statement of cash flow for Borrower as of December 31, 1997, an unaudited balance sheet and income statement for Borrower as of September 30, 1998 and an unaudited balance sheet and income statement for Guarantor as of January 31, 1999 (such financials the "Financials"). The Financials have been prepared in conformity with GAAP
-----------
consistently applied (except as otherwise disclosed in the Financials) throughout the periods involved and present fairly, in all material respects, the financial condition of Borrower and Guarantor as of the dates thereof and the results of their operations for the periods then ended. No Material Adverse Effect has occurred in the financial condition of Borrower since September 30, 1998 or Guarantor since November 30, 1998.

          4.7  Title to Properties; Liens.  Borrower has defensible title to its
               --------------------------
oil and gas properties and each of Borrower and Guarantor has good, valid and legal title to the balance of its properties and assets reflected in the most recent balance sheets referred to in Section 4.6 except for assets acquired or
                                     -----------
disposed of in the ordinary course of business since the date of such balance sheets. Except for Permitted Liens, all such properties and assets are free and clear of Liens.

          4.8  Litigation.  Except as listed on Schedule 4.8 hereof, no
               ----------                       ------------
proceedings against or affecting Borrower, any Subsidiary, or Guarantor are pending or, to the knowledge of Borrower or Guarantor, threatened before any court or governmental agency or department which involve a material risk of having a Material Adverse Effect.

          4.9  Adverse Facts.  Neither Borrower, any Subsidiary, nor Guarantor
               -------------
is (i) in violation of any applicable law which would have a Material Adverse Effect, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a Material Adverse Effect.

          4.10 Payment of Taxes.  All tax returns and reports of Borrower, its
               ----------------
Subsidiaries, and Guarantor required to be filed by them have been timely filed, either when originally due or within the duly approved extension period (of which Lender has been notified simultaneously with application therefor), and all taxes, assessments, fees and other governmental charges upon such Persons and upon their properties, assets, income and franchises which are due and payable have been paid when due and payable. Neither Borrower nor Guarantor knows of any proposed tax assessment against any of such Persons.

          4.11 Governmental Regulation.  Neither Borrower nor any Subsidiary nor
               -----------------------
Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended), or any other law (other than Regulation
X) which regulates the incurring by such Person of Debt, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

          4.12 Environmental Regulations.  Each of Borrower, its Subsidiaries
               -------------------------
and Guarantor is in material compliance with all Environmental Laws applicable to them.

          4.13 Use of Proceeds; Margin Stock.  The proceeds of the Loan will be
               -----------------------------
used by Borrower solely for acquisition of the Sonat Exploration Company properties. None of such proceeds will be used for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Debt which was originally incurred to purchase or carry a Margin Stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U or Regulation X. Neither Borrower nor Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks.

          4.14 ERISA.  (a)  No Reportable Event has occurred and is continuing
               -----
with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither Borrower, Guarantor, any member of the Controlled Group, or any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable, or
(ii) has instituted or intends to institute proceedings to terminate any Plan under Sections 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA); (d) each Plan of Borrower has been maintained and funded in all material respects in accordance with its terms and with all provisions of

ERISA applicable thereto; and (e) Borrower has no obligation or unfunded liability with respect to any post-retirement benefits under any "welfare benefit plans" (as defined in Section 3(1) of ERISA) other than liability for continuing health coverage under Part 6 of Subtitle B of Title 1 of ERISA, which (individually or collectively) could not be unilaterally terminated by Borrower without incurring any material liability.

          4.15 Licenses; Reports; Etc.  Each of Borrower and Guarantor holds all
               -----------------------
Licenses for present operation of its business except where the failure to hold such Licenses would not, in the aggregate, have a Material Adverse Effect. Neither Borrower nor Guarantor is aware of any facts or circumstances which would prevent such Persons from continuing to hold all Licenses or to renew any License.

          4.16 Casualties.  Neither the business nor the properties of Borrower,
               ----------
any Subsidiary or Guarantor are currently affected by any environmental hazard, fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

          4.17 Solvency.  After giving effect to the Loan hereunder and all
               --------
other Debt, each of Borrower and Guarantor has (a) capital sufficient to carry on its businesses and transactions, and (b) assets, the fair market value of which exceeds its liabilities (as reflected on the Financial or on the financial statements most recently delivered to Lender).

          4.18 Disclosure.  No representation or warranty of Borrower or
               ----------
Guarantor contained in this Agreement or any other document, certificate or written statement furnished to Lender by or on behalf of Borrower or Guarantor for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Borrower or Guarantor which materially adversely affects its business, operations, property, assets or condition (financial or otherwise) which has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

          4.19 No Default.  No event has occurred and is continuing which
               ----------
constitutes a Default or Event of Default.

SECTION 5.  AFFIRMATIVE COVENANTS

          Each of Borrower and Guarantor covenants and agrees that, until full and final payment of the Obligations and the termination of this Agreement, unless Lender shall otherwise give prior written consent, each of Borrower and Guarantor shall perform or cause to be performed all covenants in this Section 5.
                      ---------

          5.1  Payment and Performance.  Each of Borrower and Guarantor will pay
               -----------------------
all amounts owed under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents.

          5.2  Financial Statements and Other Reports.  Each of Borrower and
               --------------------------------------
Guarantor will maintain systems of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower and Guarantor will deliver to
Lender:

               (a) On or before April 30 of each year, financial statements showing the financial conditions and results of operations of Borrower and its Subsidiaries as of, and for the fiscal year ended on, the preceding December 31, accompanied by (i) the opinion, without material qualification, of other independent certified public accountants selected by Borrower and acceptable to Lender, based on an audit using generally accepted auditing standards, that the financial statements were prepared in accordance with GAAP and present fairly the financial condition and results of operations of Borrower and its Subsidiaries, and (ii) an Officer's Certificate with respect to such financial statements in the form of Exhibit 5.2(a) attached hereto.
                          --------------

               (b) Within 45 days after the last day of each calendar quarter, financial statements prepared in accordance with GAAP showing the financial conditions of Borrower and Guarantor including a balance sheet and an income statement.

               (c) On or before April 30 of each year, annual financial statements of Guarantor prepared by accountants and in form and substance satisfactory to Lender which will include a balance sheet and statement of income and will disclose all contingent liabilities.

               (d) Within fifteen (15) days after the last day of each month, statements from each Broker detailing the content and market value of each Brokerage Account as of the last day of such month, together with such other information as Lender might reasonably require.

               (e) Notice, promptly after Borrower or Guarantor knows or has reason to know of, (i) the existence and status of any litigation with respect to Borrower or Guaranty which could, in the event of an unfavorable outcome, have a Material Adverse

Effect, (ii) any change in any material fact or circumstance represented or warranted in this Agreement or in any of the Loan Documents, (iii) a Default or Event of Default, specifying the nature thereof and what action Borrower or Guarantor has taken, are taking, or proposes to take with respect thereto, or
(iv) the occurrence of a reportable event (as defined in ERISA) with respect to any employee benefit plan of Borrower, or the complete or partial withdrawal from participation in a multiemployer pension plan (as such terms are defined in ERISA) by Borrower (or the intention of Borrower to do so), or that the PBGC or Borrower has instituted or will institute proceedings under ERISA to terminate any such plan or that any event has occurred or condition exists which might constitute grounds for termination of any such benefit plan under ERISA.

               (f) Promptly upon request therefor by Lender, such information respecting the business affairs, assets, and liabilities of Borrower or Guarantor, and such opinions, certifications, projections (with underlying assumptions) and documents, in addition to those mentioned in this Agreement, as Lender may reasonably request.

          5.3  Corporate Existence, Capital Stock, Etc.  Each of Borrower and
               ----------------------------------------
Guarantor will at all times preserve and keep in full force and effect its corporate existence and rights, franchises, Licenses and authorizations material to its business. Guarantor will not issue (a) any additional shares of any class of capital stock in Guarantor, (b) any securities convertible voluntarily by the holder thereof or automatically on the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any shares of Guarantor, or (c) any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any shares of Guarantor.

          5.4  Payment of Trade Debt, Taxes, Etc.  Each of Borrower and
               ---------------------------------
Guarantor will (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (iii) pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP.
Any such Person may, however, delay paying or discharging any such Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings and it has set aside on its books adequate reserves therefor to the extent required by GAAP.

          5.5  Maintenance of Properties; Insurance.  Each of Borrower and
               ------------------------------------
Guarantor will maintain, preserve, protect and keep all property used or useful in the conduct of its business in good condition and in material compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times. Each of Borrower and Guarantor will maintain or cause to be maintained insurance with respect to its properties and business in such amounts, against such risks, in such form and with such responsible and reputable insurers as shall be usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower and Guarantor operate, satisfactory to Lender from time to time.

          5.6  Inspection.  Borrower will permit any authorized representatives
               ----------
designated by Lender to visit and inspect any of the properties of Borrower or Guarantor, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

          5.7  Compliance with Laws, Etc.  Borrower and Guarantor shall comply
               --------------------------
with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would cause a Material Adverse Effect. Borrower shall immediately notify Lender if any governmental authority asserts noncompliance by any such Person with any such laws, rules, regulations or orders.

          5.8  Other Loan.  Borrower and Guarantor will at all times comply in
               ----------
all respects with the terms, conditions and covenants of the Other Loan
Documents.

          5.9  Brokerage Account Value.
               -----------------------

               (a) On the date of execution of this Agreement, the market value of the Brokerage Accounts (the "Accounts Value") shall be equal to or greater than $7,200,000.

               (b) Borrower and Guarantor will continuously maintain or cause to be maintained an Accounts Value to Loan Ratio (the "Ratio") of at least 1.2 to 1, meaning that for each $1.00 of principal outstanding on the Loan, Lender will have a first priority security interest in Brokerage Accounts having a current market value of at least $1.20. If the Ratio should ever be less than 1.2 to 1, Borrower and Guarantor will take such action as might be necessary to restore the Ratio, including, without limitation, the pledge of additional collateral acceptable to Lender to secure payment of the Loan, or the principal reduction of the Loan. The Ratio will be measured by Lender monthly, on the fifteenth
(15th) day of each month. Borrower and Guarantor will cure any breach of the Ratio within ten (10) days from the date of the monthly measurement.

          5.10 Deposits to Brokerage Accounts.  Until the Loan has been paid in
               ------------------------------
full, Guarantor will cause all Cash Flow of Guarantor to be deposited in the Brokerage Accounts covered by the Account Pledge Agreement.

SECTION 6.  NEGATIVE COVENANTS

          Each of Borrower and Guarantor agrees that, until full and final payment of the Obligations and the termination of this Agreement, unless Lender shall otherwise give prior written consent:

          6.1  Limitation on Debt.  Guarantor shall not incur, create, contract,
               ------------------
waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Debt, except (i) Debt arising out of this Agreement, (ii) Debt in respect of current accounts payable (other than for borrowed funds or purchase money obligations) accrued and incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, and (iii) Debt existing on the date hereof and previously disclosed in writing to Lender.

          6.2  Limitation on Liens.  Guarantor shall not create, incur, permit
               -------------------
or suffer to exist any Lien upon any of its assets except Permitted Liens, and the Lien of Williams Energy Services Company (formerly known as Williams Energy and Derivatives Trading Company) on the Gas Purchase Agreement with CoEnergy Ventures, Inc. dated July 27, 1990.

          6.3  Dividends.  Guarantor shall not pay or declare any Dividend or
               ---------
set apart any sum of money or assets for payment of Dividends during any fiscal year.

          6.4  Limitation on Investments.  Guarantor will not, directly or
               -------------------------
indirectly, make or have outstanding any Investments, other than Investments
                                                      ----- ----
consistent with those previously made by Guarantor, which include publicly traded common and preferred equity securities, publicly traded mutual funds, U.S. Treasury securities, U.S. government agency bonds, including mortgage backed securities, and investment grade corporate bonds and commercial paper.

          6.5  Limitation on Debt of Others.  Guarantor shall not guarantee,
               ----------------------------
agree to purchase or repurchase or become liable or remain liable with respect to the Debt of any Person.

          6.6  Affiliate Transactions.  Except for the transaction contemplated
               ----------------------
by the Coral Agreement, neither Borrower, Guarantor nor any Subsidiary will, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of service) with any of its Affiliates other than in the ordinary course of business and upon fair and
               ----------
reasonable terms no less favorable than Borrower, Guarantor or such Subsidiary could obtain in an arm's-length transaction with a Person not an Affiliate. Guarantor will not make loans, advances or other extensions of credit, direct or indirect, to or for the benefit of Affiliates.

          6.7  Limitation on Sale of Properties.  Guarantor shall not sell,
               --------------------------------
assign, convey, exchange, lease or otherwise dispose of all or any substantial portion of its properties, rights, assets or business, whether now owned or hereafter acquired, whether pursuant to a single transaction or a series of transactions.

          6.8  Fiscal Year and Accounting Method.  Neither Borrower nor
               ---------------------------------
Guarantor shall change its fiscal year or method of accounting except as required by GAAP.

          6.9  Liquidation, Mergers and Consolidations.  Except for the
               ---------------------------------------
transaction contemplated by the Coral Agreement, Borrower shall not dissolve or liquidate, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any Person.

          6.10 Other Loan Documents.  Borrower shall not violate any of the
               --------------------
negative covenants applicable to it under the Other Loan Documents.

SECTION 7.  EVENTS OF DEFAULT; REMEDIES

          7.1  Events of Default.  An "Event of Default" shall exist if any one
               -----------------
or more of the following events shall occur and be continuing:

               (a) Borrower shall fail to pay within ten (10) days of any due date the Obligations, or any part thereof, including without limitation any principal of, or interest on, the Note, any Fee, any Expenses or other payment under the Loan Documents ("Payment Default"); provided the failure to pay monthly interest caused by a failure by Borrower to comply with the Cash Flow Coverage Ratio covenant of the Other Loan Documents shall not constitute an Event of Default hereunder as long as such failure to comply does not constitute a Default or Event of Default under any of the Other Loan Documents; or

          (b) any representation or warranty made under this Agreement, or any of the other Loan Documents, or in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Obligations, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made; or

          (c) default shall occur in the performance of any of the covenants or agreements of Borrower or Guarantor contained in this Agreement or in any of the other Loan Documents and shall continue for thirty (30) days after the earlier of (i) written notice of such default shall have been given to an Authorized Officer of Borrower by Lender, or (ii) Borrower has knowledge of such default, provided no notice or cure period will be permitted for a default in the performance of the covenants or agreements contained in Section 5.2(e); or
                                                        --------------

          (d) default shall occur in the payment of Debt of Borrower, Guarantor, or either of them, in the aggregate amount of $50,000 or more (other than the Obligations); or default shall occur in respect of any note, loan agreement or credit agreement relating to any such Debt and such default shall continue for more than the period of grace, if any, specified therein or any such Debt shall become due before its stated maturity by acceleration of the maturity thereof; or

          (e) any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the Person executing the same in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective remedies, powers or privileges intended to be created thereby; or

          (f) Borrower, Guarantor or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of such Person's assets,
(ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or other laws for the benefit of debtors, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing; or

          (g) an involuntary petition or complaint shall be filed against Borrower, Guarantor or any Subsidiary, seeking bankruptcy or reorganization or such Person or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets, and such petition or complaint shall not have been dismissed within sixty (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of any Borrower or Guarantor or appointing a receiver, custodian, trustee, intervenor or liquidator of such Person, or of all or substantially all of such Person's assets; or

          (h) any final judgment(s) for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against Borrower, Guarantor or any Subsidiary and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment; or

          (i) both the following events shall occur: (i) either (x) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 3(37) of ERISA) by Borrower, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, or
(y) a Reportable Event, the occurrence of which would cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 3(37) of ERISA) and be continuing for a period of sixty (60) days; and (ii) the sum of the estimated liability to PBGC under Section 4062 of ERISA and the currently payable obligations of such Borrower to fund liabilities (in excess of amounts required to be paid to satisfy the minimum finding standard of Section 412 of the Code) under the Plan or Plans subject to such event shall exceed ten percent (10%) of Borrower's Tangible Net Worth at such time; or

          (j) any or all of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA) to which Borrower contributes or contributed on behalf of its employees: (i) Borrower incurs a withdrawal liability under Section 4201 of ERISA; or (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA and Agent determines in good faith that the aggregate liability likely to be incurred by Borrower, as a result of all or any of the events specified in Subsections (i), (ii) and (iii) above occurring, shall have a material adverse effect; or

               (k) a Material Adverse Change shall occur in the financial condition of Borrower or Guarantor; or

               (l) a Default or Event of Default shall occur under the Other Loan; or

               (m) any rescission, abandonment or disclaimer (or commencement of any action to effect the same) by any party to any of the material contracts of Guarantor, including all gas purchase and sale contracts, or a default or failure to perform by any party to any of such contracts.

          7.2  Remedies Upon Event of Default.  If an Event of Default shall
               ------------------------------
have occurred and be continuing, then Lender may exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Documents, as Lender in its sole discretion, may deem necessary or appropriate:

               (a) declare the Obligations, including without limitation the Note, to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding;

               (b) reduce any claim to judgment;

               (c) exercise any right of offset including Set-Off as provided in

Section 8.6;
-----------

               (d) without notice of default or demand, pursue and enforce any of Lender's rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 7.1 (f) or (g) shall occur, the
                                  -----------------------
Obligations, including without limitation the Note, shall thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives; and

               (e) exercise any other remedy at law or in equity.

          7.3  Application of Proceeds.  So long as an Event of Default shall
               -----------------------
continue, all money received by Lender (i) from any Guarantor pursuant to the terms of any Guaranty, (ii) Borrower under any Loan Document or (iii) as a result of the enforcement of the rights and remedies of Lender under the Loan Documents or otherwise, shall, except as otherwise required by law, be distributed by Lender as follows:

               (a) first, to payment of the expenses of sale or other realization of the collateral securing the Obligations and all expenses, liabilities and advances incurred or made by Lender in connection therewith and any other unreimbursed expenses for which Lender is to be reimbursed pursuant to
Section 8.2.
-----------

               (b) second, to the payment of accrued unpaid interest on the
                   ------
Obligations,

               (c) third, to the payment of unpaid principal on the Obligations,
                   -----

               (d) fourth to Borrower or as a court of competent jurisdiction
                   ------
may direct.

SECTION 8.  MISCELLANEOUS

          8.1  Amendments.  No amendment or waiver of any provision of this
               ----------
Agreement, the Note or any other Loan Document, nor consent to any departure by Borrower or Guarantor herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Guarantor, as to amendments, and by Lender in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          8.2  Expenses.  Whether or not the transactions contemplated hereby
               --------
shall be consummated, Borrower and Guarantor agree to promptly pay (i) all the actual and reasonable costs and expenses of Lender in the preparation of this Agreement, the Note, and the other Loan Documents, including the reasonable fees and out-of-pocket expenses of counsel for Lender, and all the costs of furnishing all opinions by counsel for Borrower and Guarantor (including without limitation any opinions requested by Lender as to any legal matters arising hereunder); (ii) the reasonable fees, expenses and disbursements of outside counsel to Lender in connection with the administration of this Agreement and the Note, and the Loan hereunder, and the negotiation, preparation, and execution of any amendments and waivers hereto; and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees and costs of settlement) incurred by Lender in enforcing any Obligations of or in collecting any payments due from any Person hereunder or under the Note by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding.

          8.3  Indemnity.  In addition to the payment of expenses pursuant to
               ---------
Section 8.2, whether or not the transactions contemplated hereby shall be
-----------
consummated, Borrower and Guarantor agree to indemnify, pay and hold Lender and any transferee of the Note, and the officers, directors, employees and agents of Lender and such transferees (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of: (i) the breach of any representation or warranty of Borrower or Guarantor set forth in the Loan Documents; (ii) the failure of Borrower or Guarantor to perform any obligation required to be performed by such Person pursuant to the Loan Documents; (iii) the presence, disposal, release, threatened release, removal or production of any hazardous substances, solid wastes or Hazards which are on, in, from or affecting any portion of the properties of Borrower; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such hazardous substances, solid wastes or Hazards; (v) any lawsuit brought or threatened, settlement reached, or order by any governmental authority relating to such hazardous substances, solid wastes or Hazards; (vi) any violation of any Environmental Laws or demands of any governmental authorities, or violation of any policies or requirements of Lender which are based upon or in any way related to such hazardous substances, solid wastes or Hazards, regardless of whether or not any of the conditions described under any of the foregoing subsections was or is caused by or within the control of Borrower; and/or (vii) the use or intended use of the proceeds of the Loan hereunder and any matter related thereto (the "indemnified liabilities"); provided that Borrower and Guarantor shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower and Guarantor shall contribute the maximum portion which they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

          8.4  Entire Agreement.  This Agreement constitutes the entire
               ----------------
understanding and agreement of the parties relative to the

Loan, and supersedes all previous oral or written understandings and agreements concerning the Loan.

          8.5  Independence of Covenants.  All covenants hereunder shall be
               -------------------------
given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or potential Event of Default if such action is taken or condition exists.

          8.6  Set-Off.  In addition to any rights now or hereafter granted
               -------
under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender is hereby authorized by Borrower and Guarantor at any time or from time to time, without notice to Borrower, Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other indebtedness at any time held or owing by Lender to or for the credit or the account of Borrower or Guarantor or against and on account of the obligations and liabilities of Borrower and Guarantor to Lender under this Agreement and the Note, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Note, irrespective of whether or not (a) Lender shall have made any demand hereunder or (b) Lender shall have declared the principal of and interest on the Loan and Note and other amounts due hereunder to be due and payable as permitted by
Section 7 and although said obligations and liabilities, or any of them, may be
---------
contingent or unmatured. Lender acknowledges that the escrow account on deposit with Lender into which Borrower deposits prepayments for drilling and completion costs will be treated as a trust account for the purposes of this section.

          8.7  Notices.  Unless otherwise specifically provided herein, any
               -------
notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed, or sent by United States mail, Federal Express or other nationally regarded overnight delivery services. Any such notice shall be deemed to have been given (whether actually received or not) when delivered in person, upon transmission by telecopy or telex, four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed or one Business Day after deposit with Federal Express or other nationally regarded overnight delivery service and otherwise when actually received; provided that notices to Lender shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this section 8.7) shall be as set forth below each party's name on the
        -----------
signature pages hereof.

          8.8  Survival of Warranties and Agreements.  All agreements,
               -------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loan hereunder and the execution and delivery of the Note.

          8.9  Failure or Indulgence Not Waiver; Remedies Cumulative.  No
               -----------------------------------------------------
failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under the Note or any Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, the Note or any of the other Loan Documents are cumulative to and not exclusive of, any rights or remedies otherwise available.

          8.10 Severability.  In case any provision in or obligation under this
               ------------
Agreement, the Note or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          8.11 Headings.  Section and subsection headings in this Agreement are
               --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          8.12 Applicable Law.  This Agreement and the other Loan Documents
               --------------
shall be governed by, and shall be construed and enforced in accordance with the laws of the State of Oklahoma.

          8.13 Submission to Jurisdiction; Venue; Waiver of Jury Trial.  TO
               -------------------------------------------------------
INDUCE AGENT AND LENDER TO ENTER INTO THIS AGREEMENT, BORROWER AND GUARANTOR IRREVOCABLY AGREE THAT, SUBJECT TO LENDER'S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE NOTES, THE GUARANTY OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN OKLAHOMA CITY, OKLAHOMA. SUCH PERSONS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN OKLAHOMA CITY, OKLAHOMA.

          8.14 Successors and Assigns; Transferees of Note.  This Agreement
               -------------------------------------------
shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and transferees of Lender. The terms and provisions of this Agreement shall inure to the benefit of any transferee of the Note. Borrower may not assign or transfer any of its rights or obligations hereunder.

          8.15 Counterparts; Effectiveness.  This Agreement and any amendments,
               ---------------------------
waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and written or telephonic notification of such execution and authorization of delivery thereof has been received by Borrowers and Lender.

          8.16 Restatement of Existing Credit Agreement.  This Agreement is a
               ----------------------------------------
restatement of the Credit Agreement among Borrower, Guarantor and Lender, dated December 22, 1997, as amended by First Amendment (the "Existing Credit Agreement"). This Agreement is an amendment and restatement of the Existing Credit Agreement in its entirety, provided that, the indebtedness described in the Existing Credit Agreement, as reduced, shall continue in full force and effect against all obligors named therein, all collateral described in the Existing Credit Agreement and in the Individual Pledge Agreement (except as specifically released) and the Account Pledge Agreement, shall continue in full force and effect to secure the Obligations, and the Subordination Agreement, the Guaranty and the Pledgor Guaranty shall continue in full force and effect. Any reference to the Credit Agreement in any of such documents shall be deemed a reference to this Agreement.

          WITNESS the due execution hereof by the respective duly authorized officers or individuals as of the date first written above.

                              INDIAN OIL COMPANY, an Oklahoma corporation


                              By_______________________________
                                 Roger Graham, President

                              Notice Address:
                              9400 North Broadway
                              One Benham Place, Suite 800
                              Oklahoma City, Oklahoma 73114
                              Fax: (405) 475-7777

                                                     ("Borrower")


                              CIBOLA CORPORATION, a Wyoming corporation


                              By_____________________________
                                Michael C. Black, President

                              Notice Address:
                              1131 13th Street, Suite 206
                              Cody, Wyoming 82414

                                                     ("Guarantor")


                              ___________________________________
                              Richard R. Dunning


                              ___________________________________
                              Larry D. Hartzog


                              ___________________________________
                              Michael C. Black

                              DUNNING FAMILY LIMITED PARTNERSHIP, an Oklahoma limited partnership

                              By Dunning Management L.L.C., an Oklahoma limited
                                 liability company, General Partner


                                 By_____________________________________
                                   Richard R. Dunning, Manager


                              __________________________________________
                              MICHAEL C. BLACK, Trustee of the Michael C. Black Revocable Trust

                                                            ("Pledgors")


                              MIDFIRST BANK


                              By________________________________________
                                Alan H. Kraft, Senior Vice

                                President

                              Notice Address:

                              501 West I-44 Service Road, Suite 600

                              Oklahoma City, Oklahoma 73118
                              Fax: (405) 879-6155

                                                            ("Lender")